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EXHIBIT 10.59


                             WANG LABORATORIES, INC.

                            (A Delaware Corporation)

                               AMENDMENT NO. 3 TO

                  EMPLOYEES' STOCK INCENTIVE PLAN ("the Plan")

         Pursuant to a vote of the Board of Directors of Wang Laboratories, Inc. on March 26, 1997, the Plan has been amended as follows:

1. Article 6.3 "Particular Circumstances' Effect on Options" is amended by deleting the last sentence and restating it in its entirety as follows:

         "Unless otherwise provided in the instrument evidencing the grant of any such Options, if a Change in Control occurs, all Options outstanding shall become immediately exercisable for the full number of shares subject thereto regardless of any vesting or exercise schedule otherwise specified in such Options, and optionees shall be entitled to at least 20 days' prior notice and the opportunity to exercise such rights before any transaction in connection with the Change in Control may defeat or nullify the economic benefit thereof."

2. Article 7.7 "Particular Circumstances" is amended by deleting the first sentence and inserting the following two sentences in place thereof as follows:

         "If any grantee ceases to be an Employee of the Corporation or any Subsidiary prior to the expiration of an applicable Restricted Period by reason of death, Permanent Disability or Retirement, all restrictions on the Restricted Stock granted to such grantee shall terminate, and certificates for the appropriate number of shares of Stock, free of the restrictions of the Plan and any Restricted Stock Agreement relating thereto, shall be delivered to the grantee or his or her beneficiary or estate, as the case may be. Unless otherwise provided in the Restricted Stock Agreement evidencing the grant of any such Restricted Stock, if a Change in Control occurs, all restrictions on all outstanding Restricted Stock shall terminate, and certificates for the appropriate number of shares of Stock, free of the restrictions of the Plan and any Restricted Stock Agreement relating thereto, shall be delivered to the grantees."